UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

1st Independence Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26570	61-1284899
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104 South Chiles Street Harrodsburg, Kentucky	40330-1620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 734-5452

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01 Acquisition or Disposition of Assets

On January 28, 2005 1st Independence Financial Group, Inc. (the “Company”) sold its entire interest in its majority owned subsidiary, Citizens Financial Bank, Inc., to Porter Bancorp, Inc. for $2.3 million, pursuant to a Stock Purchase Agreement, dated as of October 22, 2004, between Porter Bancorp, Inc. and the Company.

In a related transaction, on January 28, 2005, the Company’s subsidiary bank, 1st Independence Bank, Inc., purchased a commercial building located at 8620 Biggin Hill Lane, Louisville, Jefferson County, Kentucky, for $2.3 million from Ascencia Bank, Inc., an affiliate of Porter Bancorp, Inc. pursuant to a Contract for Sale, dated as of October 22, 2004, between Ascencia Bank, Inc. and 1st Independence Bank, Inc..

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) The following exhibits are included with this Report:

2.1 Stock Purchase Agreement, dated as of October 22, 2004, between Porter Bancorp, Inc. and the Company. (1)

2.2 Contract for Sale, dated as of October 22, 2004, between Ascencia Bank, Inc. and 1st Independence Bank, Inc. (2)

(1)	Incorporated by reference into this Form 8-K to Exhibit 2.1 to Form 8-K filed on October 22, 2004.
(2)	Incorporated by reference into this Form 8-K to Exhibit 2.2 to Form 8-K filed on October 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st INDEPENDENCE FINANCIAL GROUP, INC.

Date: January 31, 2005
	By:	/s/ ARTHUR L. FREEMAN
Arthur L. Freeman
Chairman and Chief Executive Officer